As filed with the Securities and Exchange Commission on April 1, 2004

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

MarketAxess Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	52-2230784

(State of incorporation or organization)	(IRS Employer Identification No.)

140 Broadway, 42nd Floor, New York, NY	10005

(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so	Name of each exchanged on which
registered	each class is to be registered
None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-112718

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.003 per share

Item 1. Description of Registrant’s Securities to be Registered.

     For a description of the common stock, par value $0.003 per share (“Common Stock”), of MarketAxess Holdings Inc. (“MarketAxess”) to be registered hereunder, reference is made to the information set forth under the caption “Description of Capital Stock” in the Prospectus which constitutes a part of MarketAxess’ Registration Statement on Form S-1 (File No. 333-112718) originally filed with the Securities and Exchange Commission on February 11, 2004, as subsequently amended, which information is hereby incorporated herein by reference.

Item 2. Exhibits.

     The documents listed below are filed as exhibits to this Registration Statement:

Exhibit No.
3.1*	Amended and Restated Certificate of Incorporation
3.2*	Form of Amended and Restated Certificate of Incorporation to be in effect upon the closing of the offering
3.3*	Amended and Restated Bylaws
3.4*	Form of Amended and Restated Bylaws to be in effect upon the closing of the offering
4.1*	Specimen Common Stock certificate
4.2*	Sixth Amended and Restated Registration Rights Agreement
4.3*	Form of Dealer Warrant
4.4*	See Exhibits 3.1, 3.2, 3.3 and 3.4 for provisions defining the rights of holders of common stock of the registrant

*	Incorporated herein by reference to the identically numbered exhibit in MarketAxess’ Registration Statement on Form S-1 (File No. 333-112718).

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: April 1, 2004	MARKETAXESS HOLDINGS INC. (Registrant)

	By:	/s/ Richard M. McVey Name: Richard M. McVey Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.
3.1*	Amended and Restated Certificate of Incorporation
3.2*	Form of Amended and Restated Certificate of Incorporation to be in effect upon the closing of the offering
3.3*	Amended and Restated Bylaws
3.4*	Form of Amended and Restated Bylaws to be in effect upon the closing of the offering
4.1*	Specimen Common Stock certificate
4.2*	Sixth Amended and Restated Registration Rights Agreement
4.3*	Form of Dealer Warrant
4.4*	See Exhibits 3.1, 3.2, 3.3 and 3.4 for provisions defining the rights of holders of common stock of the registrant

*	Incorporated herein by reference to the identically numbered exhibit in MarketAxess’ Registration Statement on Form S-1 (File No. 333-112718).